UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15( d ) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 6, 2009

QPC LASERS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28153	20-1568015
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15632 Roxford Street, Sylmar, California		91342
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 986-0000
N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see   General Instruction A.2. below):

☐	Written communications ? pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant ? to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement ? communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement ? communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Withdrawal of Notice of  Disposition of Collateral under 2007 Debentures

On March 24, 2009, QPC Lasers, Inc. (the “Company”) received a formal notice of Disposition of Collateral from Bristol Investment Fund, Ltd. acting as  of the collateral agent for the holders of its April 2007 10% Secured Convertible Debentures. On April 3, 2009, the Company received a formal withdrawal of the Notice of Disposition of Collateral. In the withdrawal notice, the collateral agent expressly reserved any and all rights under the Security Agreement and other agreements executed by and between Bristol and the Company, including but not limited to the right to submit another notice of disposition of collateral at any time.

A copy of the notice is attached hereto as Exhibit 1.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of April 6, 2009, George Lintz has resigned as Chief Financial Officer and Chief Operating Officer of QPC Lasers, Inc. (the “Company”). Mr. Lintz will remain as a member of the Board of Directors and will serve as a consultant to the Company.

Safe Harbor Statement

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s financing plans, objectives, expectations and intentions and other statements identified by words such as may, could, would, should, believes, expects, anticipates, estimates, intends, plans or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties, including those risks identified in the Company’s annual report on Form 10-KSB and other filings made by the Company with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QPC LASERS, INC.

Dated: April 6, 2009	By:	/s/ Jeffrey Ungar
Jeffrey Ungar
Chief Executive Officer